Exhibit 99.2

TE Connectivity Announces Definitive Agreement to Sell Its
Broadband Network Solutions Business to CommScope for $3.0 Billion

Increases Revenue from Connectivity and Sensor Solutions to 90 Percent

Advances Strategy to Focus and Expand Position in Harsh Environment Connectivity

SCHAFFHAUSEN, Switzerland — January 28, 2015 — TE Connectivity Ltd. (NYSE: TEL), a world leader in connectivity, announced today it has reached a definitive agreement to sell its Broadband Network Solutions (BNS) business unit to CommScope (NASDAQ: COMM) for $3.0 billion. The BNS business, which consists of TE’s Telecommunications, Enterprise Networks and Wireless businesses, had revenue of $1.9 billion in fiscal year 2014. CommScope is a global provider of telecommunications infrastructure solutions for wireless, business enterprise and residential broadband networks.

“Our decision to sell our BNS business reflects our strategy to continue focusing on and expanding our leadership position in the attractive connectivity and sensor markets, with particular emphasis on harsh environment applications,” said Tom Lynch, TE Connectivity Chairman and Chief Executive Officer. “These markets represent a $165 billion opportunity for TE and have strong growth rates and attractive profit levels driven by the global trends of a safer, smarter, greener and more connected world.

“Earlier this fiscal year, we established TE as a leader in the high growth sensor market with two key acquisitions,” said Lynch. “These acquisitions, in conjunction with the sale of BNS, will result in approximately 90 percent of TE’s portfolio focused on providing leading connectivity and sensor solutions.

“We intend to use the majority of the proceeds from the sale for share repurchase,” said Lynch. “We also expect to increase organic investments to strengthen our unmatched range of connectivity and sensor solutions and make strategic acquisitions to further expand our customer offering.

“CommScope is an industry leader, and we believe they are the right company to lead our BNS team and business going forward,” said Lynch. “Our BNS team has built a successful business, and I want to thank them for their contributions, innovation leadership and commitment to TE over the years. We look forward to working closely with the CommScope team to close the transaction.”

Strategic Rationale

•                  The transaction sharpens TE’s focus and enables the company to continue to expand its leadership position in the connector and sensor markets, where TE offers its customers the broadest range of products and solutions available. These markets represent a $165 billion opportunity for TE with attractive margins. As billions of devices, objects and people become part of the Internet of Things (IoT), TE technology is essential in sensing, connecting and transmitting the explosion of data that is being created. Upon completion of the transaction, 90 percent of TE’s revenue will be focused on providing customers with leading connectivity and sensor solutions.

•                  TE’s products are critical to harsh environment applications requiring highly engineered solutions that perform in extreme conditions. Upon completion of the transaction, approximately 80 percent of TE’s revenues will be derived from harsh environment applications.

•                  The majority of the sale proceeds will be used for share repurchase. Sale proceeds will also be used to make strategic investments in the company’s connectivity and sensor businesses.

Transaction Highlights

TE has agreed to sell its BNS business for $3.0 billion. The BNS business, with sales in fiscal 2014 of $1.9 billion, is part of TE’s Network Solutions segment. The sale price represents approximately 10X adjusted EBITDA. The sale does not include TE’s Subsea Communications or Data Communications businesses, which also report into TE’s Network Solutions segment.

The transaction is expected to close by December 31, 2015, and is subject to customary closing conditions and regulatory approvals.

TE’s Board of Directors has authorized an expansion of its share repurchase program by an additional $3.0 billion.

Results related to the BNS business will be recast for prior periods and reported as discontinued operations on the company’s financial statements beginning with its fiscal second quarter ending March 27, 2015.

Centerview Partners LLC, Goldman Sachs & Co. and Citi are serving as financial advisors to TE. Simpson Thacher & Bartlett, LLP, Allen & Overy, LLP and Sutherland Asbill & Brennan, LLP are serving as legal advisors to TE.

CONFERENCE CALL AND WEBCAST

•                  Important note: updated start time - The company will hold a conference call for investors today beginning at 8:15 a.m. EST to discuss both the BNS announcement and first quarter performance.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1096. The telephone dial-in number for participants outside the United States is (612) 332-0107.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on January 28, 2015, and ending at 11:59 p.m. on February 4, 2015. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 346561.

NON-GAAP MEASURE

The adjusted EBITDA amount for the Broadband Network Solutions business that is set forth in this release is a non-GAAP measure and should not be considered a replacement for GAAP results. Adjusted EBITDA represents net income before interest expense, interest income, income taxes, depreciation and amortization, as adjusted for restructuring related expenses. Adjusted EBITDA is not intended to represent results of operations in accordance with GAAP and should not be considered a substitute for net income or any other operating measure prepared in accordance with GAAP.

SHARE REPURCHASE PROGRAM

The Company announced above an increase in the authorization for its share repurchase program. Any repurchases by the Company will be made in accordance with applicable securities laws in the open market or in private transactions. The repurchase program is subject to business and market conditions, and may be commenced, suspended or discontinued at any time or from time to time without prior notice.

FORWARD LOOKING STATEMENT

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned sale of the Broadband Network Solutions business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; and the risk that the sale of the Broadband Network Solutions business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2014 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $14 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 80,000 people, including 7,500 design engineers, partner with customers in over 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

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Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9689	610-893-9790
	Jane.crawford@te.com	Sujal.shah@te.com